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                                                                   Exhibit 5.2.2


                    Skadden, Arps, Slate, Meagher & Flom LLP
                                Four Times Square
                            New York, New York 10036


                                                  March 19, 2002


Travelers Property Casualty Corp.
One Tower Square
Hartford, Connecticut  06183


                           Re:      Travelers Property Casualty Corp.
                                    Registration Statement on Form S-1
                                    (File No. 333-82388)


Ladies and Gentlemen:

                  We have acted as special counsel to Travelers Property Casualty Corp., a Connecticut corporation (the "Company"), in connection with the public offering of up to $892,500,000 aggregate principal amount of the
Company's    % Convertible Junior Subordinated Notes due 2032 (including
$42,500,000 aggregate principal amount subject to an over-allotment option) (the "Notes"). The Notes will be issued under an indenture to be entered into between the Company and The Bank of New York, as trustee (the "Trustee"), to be supplemented by the first supplemental indenture (the "First Supplemental Indenture") to be entered into between the Company and the Trustee (as supplemented, the "Indenture").

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 (File No. 333-82388) as filed with the Securities and Exchange Commission (the "Commission") on February 8, 2002 under the Act; (ii) Amendment No. 1 to the Registration Statement as filed with the Commission on March 4, 2002; (iii) Amendment No. 2 to the Registration Statement as filed with the Commission
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Travelers Property Casualty Corp.
March 19, 2002
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on March 5, 2002; (iv) Amendment No. 3 to the Registration Statement as filed with the Commission on March 5, 2002; (v) Amendment No. 4 to the Registration Statement as filed with the Commission on March 12, 2002; (vi) Amendment No. 5 to the Registration Statement to be filed with the Commission on the date hereof (such Registration Statement, as so amended being hereafter referred to as the "Registration Statement); (vii) the form of Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into by and among the Company, as issuer, and Salomon Smith Barney Inc., Credit Suisse First Boston Corporation, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Samuel A. Ramirez & Company, Inc. and Utendahl Capital Partners, L.P., as representatives of the several underwriters named therein (the "Underwriters"); (viii) the form of Indenture, filed as an exhibit to the Registration Statement; (ix) the form of First Supplemental Indenture; (x) a specimen certificate representing the Notes; and (xi) the Form T-1 of the Trustee, filed as an exhibit to the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto (including the Company) have been duly organized and are validly existing, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and (except to the extent we have opined on such matters below with respect to the Notes) that such documents constitute valid and binding obligations of such parties. We have also assumed that the Company has complied with all aspects of Connecticut law in connection with the transactions contemplated by the Underwriting Agreement. As to any facts material to the opinion expressed herein which we have not independ-
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Travelers Property Casualty Corp.
March 19, 2002
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ently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         Our opinion set forth herein is limited to the laws of the State of New York which are normally applicable to transactions of the type contemplated by the Underwriting Agreement and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of such non opined law on the opinion herein stated.

         Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Notes (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered to and paid for by the Underwriters as contemplated under the Underwriting Agreement, the Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         In rendering the opinion set forth above, we have assumed that the execution and delivery by the Company of the Indenture and the Notes and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties is subject, except for those agreements and instruments which have been identified to us by the Company as being material to it and which are listed as material contracts in Part II of the Registration Statement. With respect to any agreement or instrument reviewed by us, that by its terms or otherwise is governed by the laws of any jurisdiction other than the laws of the State of New York, our opinion herein is based solely upon our understanding of the plain language of such agreement or instrument, and we do not express any opinion with respect to the interpretation, validity, binding nature or enforceability of any such agreement or instrument,
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Travelers Property Casualty Corp.
March 19, 2002
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and we do not assume any responsibility with respect to the effect on the opinion or statements set forth herein of any interpretation thereof inconsistent with such understanding.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                Very truly yours,

                                   /s/ Skadden, Arps, Slate, Meagher & Flom LLP